LOWE’S COMPANIES, INC.

AMENDED AND RESTATED
DIRECTORS’ STOCK OPTION AND
DEFERRED STOCK UNIT PLAN

TABLE OF CONTENTS

ARTICLE I

DEFINITIONS

1.01 Acceleration Date.

Acceleration Date means the earlier of (i) the date that the Board approves a transaction or series of transactions which, if consummated, would result in a Change in Control or (ii) the date that an agreement is entered into with respect to a transaction or series of transactions which, if consummated, would result in a Change in Control.

1.02 Agreement.

Agreement means an Option Agreement or a Deferred Stock Unit Agreement.

1.03 Award Date.

Award Date means the date of the first Board meeting after each annual meeting of the Company’s shareholders during the term of this Plan.

1.04 Board.

Board means the Board of Directors of the Company.

1.05 Change in Control.

Change in Control means and includes the occurrence of any one of the following events:

(i) individuals who, at the Effective Date, constitute the Board (the “Incumbent Directors”) cease for any reason to constitute at least a majority of the Board, provided that any person becoming a director after the Effective Date and whose election or nomination for election was approved by a vote of at least a majority of the Incumbent Directors then on the Board (either by a specific vote or by approval of the proxy statement of the Company in which such person is named as a nominee for director, without written objection to such nomination) shall be an Incumbent Director; provided, however, that no individual initially elected or nominated as a director of the Company as a result of an actual or threatened election contest (as described in Rule 14a-11 under the Exchange Act (“Election Contest”) or other actual or threatened solicitation of proxies or consents by or on behalf of any “person” (as such term is defined in Section 3(a)(9) of the Exchange Act and as used in Section 13(d)(3) and 14(d)(2) of the Exchange Act) other than the Board (“Proxy Contest”), including by reason of any agreement intended to avoid or settle any Election Contest or Proxy Contest, shall be deemed an Incumbent Director;

(ii) any person becomes a “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing twenty-five percent or more of the combined voting power of the Company’s then outstanding securities eligible to vote for the election of the Board (the “Company Voting Securities”); provided, however, that the event described in this paragraph (ii) shall not be deemed to be a Change in Control of the Company by virtue of any of the following acquisitions: (A) an acquisition directly by or from the Company or any Affiliate; (B) an acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or any Affiliate, (C) an acquisition by an underwriter temporarily holding securities pursuant to an offering of such securities, or (D) an acquisition pursuant to a Non-Qualifying Transaction (as defined in paragraph (iii)); or

(iii) the consummation of a reorganization, merger, consolidation, statutory share exchange or similar form of corporate transaction involving the Company that requires the approval of the Company’s stockholders, whether for such transaction or the issuance of securities in the transaction (a “Reorganization”), or the sale or other disposition of all or substantially all of the Company’s assets to an entity that is not an affiliate of the Company (a “Sale”), unless immediately following such Reorganization or Sale: (A) more than sixty percent of the total voting power of (x) the corporation resulting from such Reorganization or the corporation which as acquired all or substantially all of the assets of the Company (in either case, the “Surviving Corporation”), or (y) if applicable, the ultimate parent corporation that directly or indirectly has beneficial ownership of one hundred percent of the voting securities eligible to elect directors of the Surviving Corporation (the “Parent Corporation”), is represented by the Company Voting Securities that were outstanding immediately prior to such Reorganization or Sale (or, if applicable, is represented by shares into which Company Voting Securities were converted pursuant to such Reorganization or Sale), and such voting power among the holders thereof is in substantially the same proportion as the voting power of such Company Voting Securities among the holders thereof immediately prior to the Reorganization or Sale, (B) no person (other than (x) the Company, (y) any employee benefit plan (or related trust) sponsored or maintained by the Surviving Corporation or the Parent Corporation, or (z) a person who immediately prior to the Reorganization or Sale was the beneficial owner of twenty-five percent or more of the outstanding Company Voting Securities) is the beneficial owner, directly or indirectly, of twenty-five percent or more of the total voting power of the outstanding voting securities eligible to elect directors of the Parent Corporation (or, if there is no Parent Corporation, the Surviving Corporation), and (C) at least a majority of the members of the board of directors of the Parent Corporation (or, if there is no Parent Corporation, the Surviving Corporation) following the consummation of the Reorganization or Sale were Incumbent Directors at the time of the Board’s approval of the execution of the initial agreement providing for such Reorganization or Sale (any Reorganization or Sale which satisfies all of the criteria specified in (A), (B) and (C) above shall be deemed to be a “Non-Qualifying Transaction”).

1.06 Code.

Code means the Internal Revenue Code of 1986, and any amendments thereto.

1.07 Common Stock.

Common stock means the common stock of the Company.

1.08 Company.

Company means Lowe’s Companies, Inc.

1.09 Deferral Account.

Deferral Account means the individual bookkeeping account maintained by the Company for a Participant to record the Participant’s Deferred Stock Units awarded under the Plan.

1.10 Deferred Stock Unit.

Deferred Stock Unit means a unit granted to a Participant by the Company in accordance with Section 7.01 or credited to the Participant’s Deferral Account in accordance with Section 7.03, with each such unit representing the right to receive one share of Common Stock.

1.11 Deferred Stock Unit Agreement.

Deferred Stock Unit Agreement means a written agreement (including any amendment or supplement thereto) between the Company and a Participant specifying the terms and conditions of a Deferred Stock Unit granted to such Participant.

1.12 Effective Date.

Effective Date means the date this amended and restated Plan is effective as provided in Article XV.

1.13 Exchange Act.

Exchange Act means the Securities Exchange Act of 1934, as amended.

1.14 Expiration Date.

Expiration Date means, with respect to an Option granted under this Plan, the date that is seven years after the date on which such Option was granted.

1.15 Fair Market Value.

Fair Market Value means, on any given date, the closing price of a share of Common Stock as reported on the New York Stock Exchange composite tape on such date, or if the Common Stock was not traded on the New York Stock Exchange on such day, then on the next preceding day that the Common Stock was traded on such exchange, all as reported by such source as the Board may select.

1.16 Option.

Option means a stock option which entitles the holder to purchase from the Company a stated number of shares of Common Stock at the price set forth in an Agreement as described in Article VI.

1.17 Option Agreement.

Option Agreement means a written agreement (including any amendment or supplement thereto) between the Company and a Participant specifying the terms and conditions of an Option granted to such Participant.

1.18 Participant.

Participant means a member of the Board who, on the applicable Award Date, is not an employee or officer of the Company and who participates in the Plan.

1.19 Plan.

Plan means the Lowe’s Companies, Inc. Amended and Restated Directors’ Stock Option and Deferred Stock Unit Plan.

1.20 Vesting Date.

Vesting Date means May 15.

ARTICLE II

PURPOSES

The Plan is intended (i) to assist the Company in recruiting and retaining directors and (ii) to provide a greater identity of interest between Participants and shareholders by enabling Participants to participate in the future success of the Company. The Plan is intended to permit the grant of Options and, after the Effective Date of this Plan, Deferred Stock Units to non-employee directors of the Company. The proceeds received by the Company from the sale of Common Stock pursuant to the exercise of an Option granted under this Plan shall be used for general corporate purposes.

ARTICLE III

ADMINISTRATION

The Plan shall be administered by the Board. The Board shall have authority to grant Options and Deferred Stock Units upon such terms (not inconsistent with the provisions of this Plan) as the Board may consider appropriate. In addition, the Board shall have complete authority to interpret all provisions of this Plan; to prescribe the form of Option Agreements and Deferred Stock Unit Agreements; to adopt, amend, and rescind rules and regulations pertaining to the administration of the Plan; and to make all other determinations necessary or advisable for the administration of this Plan. The express grant in the Plan of any specific power to the Board shall not be construed as limiting any other power or authority of the Board. Any decision made, or action taken, by the Board in connection with the administration of this Plan shall be final and conclusive. No member of the Board shall be liable for any act done in good faith with respect to this Plan or any Agreement, Deferred Stock Unit or Option. All expenses of administering this Plan shall be borne by the Company.

ARTICLE IV

ELIGIBILITY AND GRANTS

Each member of the Board who is not an employee of the Company shall be eligible to be a Participant in the Plan. Effective on and after the Effective Date of this Plan, the Board may grant Options or Deferred Stock Units to Participants in accordance with Section 6.01 or Section 7.01 of the Plan.

ARTICLE V

STOCK SUBJECT TO PLAN

5.01 Shares Issued.

Upon the exercise of any Option the Company shall deliver to the Participant (or the Participant’s broker, if the Participant so directs), shares of Common Stock from its authorized but unissued Common Stock.

5.02 Aggregate Limit.

The maximum aggregate number of shares of Common Stock that may be issued under this Plan is 500,000 shares, subject to adjustment as provided in Article X.

5.03 Reallocation of Shares.

If an Option or Deferred Stock Unit is terminated, in whole or in part, for any reason other than the exercise of the Option or conversion of the Deferred Stock Unit to shares of Common Stock, the number of shares of Common Stock allocated to the Option or Deferred Stock Unit or portion thereof may be reallocated to other Options or Deferred Stock Units to be granted under this Plan.

ARTICLE VI

OPTION TERMS

6.01 Option Grant.

On any Award Date for which the Board has elected to grant Options under the Plan, each Participant on such Award Date shall be granted an Option for 4,000 shares of Common Stock.

6.02 Option Price.

The price per share for Common Stock purchased on the exercise of an Option shall be the Fair Market Value on the date the Option is granted.

6.03 Maximum Option Period.

An Option granted under this Plan may not be exercised after the Expiration Date for such Option.

6.04 Exercise.

(a) General. Except as provided in Sections 6.04(b) through (f), an Option granted under this Plan shall become exercisable with respect to one-third of the shares of Common Stock subject to the Option on each of the three Vesting Dates following the Award Date of the Option. Once an Option has become exercisable in accordance with the preceding sentence, it shall continue to be exercisable until the expiration of Participant’s rights under Sections 6.04(b) through (f). Once an Option has become exercisable it may be exercised in whole at any time or in part from time to time at such times and in compliance with such requirements as the Board shall determine. An Option granted under this Plan may be exercised with respect to any number of whole shares less than the full number for which the Option could be exercised. A partial exercise of an Option shall not affect the right to exercise the Option from time to time in accordance with this Plan and the applicable Agreement with respect to the remaining shares subject to the Option.

(b) Exercise in the Event of Death. An Option granted under this Plan shall be exercisable for all or part of the number of shares of Common Stock that the Participant was entitled to purchase pursuant to Section 6.04(a), reduced by the number of shares for which the Option was previously exercised, in the event the Participant dies while a member of the Board and prior to the Expiration Date and prior to the termination of the Participant’s rights under Section 6.04(d) or (e). In that event the Option or Options may be exercised by the Participant’s estate, or the person or persons to whom the Participant’s rights under the Option or Options shall pass by will or the laws of descent and distribution. Participant’s estate or such persons may exercise the Option or Options during the remainder of the period preceding the Expiration Date.

(c) Exercise in the Event of Disability. An Option granted under this Plan shall be exercisable for all or part of the number of shares of Common Stock that the Participant was entitled to purchase pursuant to Section 6.04(a), reduced by the number of shares for which the Option was previously exercised, if the Participant becomes permanently and totally disabled within the meaning of section 22(e)(3) of the Code (“Permanently and Totally Disabled”) while a member of the Board and prior to the Expiration Date and prior to the termination of the Participant’s rights under Section 6.04(d) or (e). In that event, the Participant may exercise the Option or Options during the remainder of the period preceding the Expiration Date or within one year of the date he ceases to serve on the Board on account of being Permanently and Totally Disabled, whichever is shorter.

(d) Exercise After Termination of Service. Except as provided in Sections 6.04(b), (c), and (e), an Option granted under this Plan shall be exercisable for all or part of the number of shares that the Participant was entitled to purchase pursuant paragraph 6.04(a), reduced by the number of shares for which the Option was previously exercised, if the Participant ceases to be a member of the Board prior to the Expiration Date. In that event the Participant may exercise the Option or Options during the remainder of the period preceding the Expiration Date or until the date that is three months after the date he ceases to serve on the Board, whichever is shorter.

(e) Exercise After Retirement. An Option granted under this Plan shall be exercisable for all or part of the number of shares that the Participant was entitled to purchase pursuant to Section 6.04(a), reduced by the number of shares for which the Option was previously exercised, in the event of the Participant’s Retirement prior to the Expiration Date and prior to the termination of the Participant’s rights under Section 6.04(c) or (d). In that event the Participant may exercise this Option during the remainder of the period preceding the Expiration Date. For purposes of this Section 6.04(e), the term “Retirement” shall mean Participant’s voluntary termination of service as a member of the Board on or after the latest of (i) 90 days after Participant has provided written notice to the Company’s Secretary of the decision to retire, (ii) Participant’s attainment of age 60, and (iii) with respect to a particular Option, the date that is six months after the Award Date on which such Option was granted.

(f) Exercise in the Event of an Acceleration Date. Notwithstanding any other provision of this Article VI, all outstanding Options previously granted under the Plan shall be exercisable, in whole or in part, on an Acceleration Date and shall remain exercisable thereafter for the periods specified in Sections 6.04 (b) through (e), or Section 6.05, as applicable.

6.05 Merger, Dissolution.

Options previously granted under this Plan shall terminate on the effective date of the dissolution or liquidation of the Company, or of a reorganization, merger or consolidation of the Company with one or more corporations in which the Company is not the surviving corporation, or of a transfer of substantially all of the property or more than fifty percent of the then outstanding shares of the Company. The preceding sentence to the contrary notwithstanding, Options shall not terminate to the extent that written provision is made for their continuance, assumption, or substitution by a successor employer or its parent or subsidiary in connection with a transaction described in the preceding sentence.

6.06 Minimum Exercise.

An Option granted under this Plan may not be exercised for less than fifty shares of Common Stock unless it is exercised for the full number of shares that remain subject to the Option.

6.07 Payment.

Payment of the Option price may be made in cash or a cash equivalent. Payment of all or part of the Option price may also be made by surrendering shares of Common Stock to the Company. If Common Stock is used to pay all or part of the Option price, the sum of the cash and cash equivalent and the Fair Market Value (determined as of the day preceding the date of exercise) of the shares surrendered must not be less than the Option price of the shares for which the Option is being exercised.

ARTICLE VII

DEFERRED STOCK UNIT TERMS

7.01 Grant.

On any Award Date for which the Board has elected to grant Deferred Stock Units under the Plan, each Participant on such Award Date shall be granted that number of Deferred Stock Units which shall be equal to $85,000 divided by the Fair Market Value of a share of Common Stock on such Award Date rounded up to the next 100 units. The Deferred Stock Units granted to a Participant shall be credited to a Deferral Account established and maintained in the name of such Participant on the books and records of the Company. Each Deferred Stock Unit granted under this Plan shall be evidenced by a Deferred Stock Unit Agreement with the Company which shall contain the terms and conditions of the Deferred Stock Unit and shall otherwise be consistent with the provisions of this Plan.

7.02 Vesting.

Each Deferred Stock Unit granted in accordance with Section 7.01 shall be immediately one hundred percent (100%) vested in the Participant on the Award Date.

7.03 Dividend Equivalent Credits.

The Company shall credit to a Participant’s Deferral Account within thirty (30) days after the payment date of any cash dividend with respect to shares of the Company’s Common Stock, that number of additional Deferred Stock Units determined by dividing (a) the product of the total number of Deferred Stock Units credited to the Participant’s Deferral Account as of the record date for such dividend multiplied by the per share amount of the dividend by (b) the Fair Market Value of a share of Common Stock on such record date. All Deferred Stock Units credited to a Participant’s Deferral Account in accordance with this Section 7.03 shall be fully vested in such Participant.

7.04 Distribution of Deferral Accounts. A Participant’s Deferral Account shall be paid to the Participant or, in the event of the Participant’s death, to the Participant’s estate, as soon as practicable following the date the Participant terminates service as a member of the Board. The form of payment shall be one share of the Company’s Common Stock for each Deferred Stock Unit credited to the Participant’s Deferral Account and cash for any fractional unit. Distribution of the Participant’s Deferral Account shall be made in a single sum payment of shares of Company Common Stock and cash for any fractional unit credited to the Deferral Account.

ARTICLE VIII

GENERAL

8.01 Nontransferability.

Except as provided in Section 8.02, each Option or Deferred Stock Unit granted under this Plan shall be nontransferable except by will or by the laws of descent and distribution. Except as provided in Section 8.02, during the lifetime of the Participant to whom an Option is granted, the Option may be exercised only by the Participant. No right or interest of a Participant in any Option or Deferred Stock Unit shall be liable for, or subject to, any lien, obligation, or liability of such Participant.

8.02 Limited Transferability.

Section 8.01 to the contrary notwithstanding, an Option or Deferred Stock Unit may be transferred by a Participant to the Participant’s children, grandchildren, spouse, one or more trusts for the benefit of such family members or a partnership in which such family members are the only partners, on such terms and conditions as may be permitted under Securities Exchange Commission Rule 16b-3 as in effect from time to time. The holder of an Option or Deferred Stock Unit transferred pursuant to this section shall be bound by the same terms and conditions that governed the Option or Deferred Stock Unit during the period that it was held by the Participant; provided, however, that such transferee may not transfer the Option or Deferred Stock Unit except by will or the laws of descent and distribution.

8.03 Status.

The Board may decide to what extent leaves of absence for governmental or military service, illness, temporary disability, or other reasons shall not be deemed interruptions of continuous service on the Board for purposes of this Plan.

8.04 Shareholder Rights.

No Participant shall have any rights as a shareholder with respect to shares subject to an Option or Deferred Stock Unit until the date of exercise of such Option or the date the Participant receives shares of Common Stock in payment of the Deferred Stock Units credited to the Participant’s Deferral Account under the Plan.

ARTICLE IX

INDEMNIFICATION

A Participant shall be entitled to a payment under this Article IX if (i) any benefit, payment, accelerated vesting or other right under this Plan constitutes a “parachute payment” (as defined in Code Section 280G(b)(2)(A), but without regard to Code Section 280G(b)(2)(A)(ii)), with respect to such Participant and (ii) the Participant incurs a liability under Code Section 4999. The amount payable to a Participant described in the preceding sentence shall be the amount required to indemnify the Participant and hold the Participant harmless from the application of Code Sections 280G and 4999. To effect this indemnification, the Company shall pay such Participant an amount sufficient to pay the excise tax imposed on Participant under Code section 4999 with respect to benefits, payments, accelerated vesting and other rights under this Plan and any other plan or agreement and any income, self-employment, hospitalization, excise or other taxes attributable to the indemnification payment. The benefit payable under this Article IX shall be paid in a single cash sum not later than twenty days after the date (or extended filing date) on which the tax return reflecting liability for the Code Section 4999 excise tax is required to be filed with the Internal Revenue Service. Notwithstanding the foregoing, to the extent the terms of any other plan or agreement also require that a Participant be indemnified and held harmless from the application of Code Sections 280G and 4999, any such indemnification and the amount required to be paid to a Participant under this Article XI shall be coordinated so that such indemnification is paid only once, and the Company’s obligation under this Article XI shall be satisfied to the extent of any such other payment.

ARTICLE X

ADJUSTMENT UPON CHANGE IN COMMON STOCK

The maximum aggregate number of shares that may be issued under the Plan, and the number of shares as to which Options and Deferred Stock Units may be granted under this Plan as of the applicable Award Date, and the terms of outstanding Options and Deferred Stock Units shall be adjusted as the Board shall determine to be equitably required in the event that (a) the Company (i) effects one or more stock dividends, stock split-ups, subdivisions or consolidations of shares or (ii) engages in a transaction to which Section 424 of the Code applies or (b) there occurs any other event which, in the judgment of the Board necessitates such action. Any determination made under this Article X by the Board shall be final and conclusive.

The issuance by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, for cash or property, or for labor or services, either upon direct sale or upon the exercise of rights or warrants to subscribe therefor, or upon conversion of shares or obligations of the Company convertible into such shares or other securities, shall not affect, and no adjustment by reason thereof shall be made with respect to, the maximum number of shares as to which Options and Deferred Stock Units may be granted or the terms of outstanding Options and Deferred Stock Units.

ARTICLE XI

COMPLIANCE WITH LAW AND APPROVAL OF REGULATORY BODIES

No Option shall be exercisable, no Common Stock shall be issued, and no certificates for shares of Common Stock shall be delivered under this Plan except in compliance with all applicable federal and state laws and regulations (including, without limitation, withholding tax requirements), any listing agreement to which the Company is a party, and the rules of all domestic stock exchanges on which the Company’s shares may be listed. The Company shall have the right to rely on an opinion of its counsel as to such compliance. Any share certificate issued to evidence Common Stock when an Option is exercised or when a Deferred Stock Unit is converted to Common Stock may bear such legends and statements as the Board may deem advisable to assure compliance with federal and state laws and regulations. No Option shall be exercisable, no Common Stock shall be issued, and no certificate for shares shall be delivered under this Plan until the Company has obtained such consent or approval as the Board may deem advisable from regulatory bodies having jurisdiction over such matters.

ARTICLE XII

GENERAL PROVISIONS

12.01 Effect on Service.

Neither the adoption of this Plan, its operation, nor any documents describing or referring to this Plan (or any part thereof), shall confer upon any individual any right to continue in the service of the Company or in any way affect any right and power of the Company to terminate the service of any individual at any time with or without assigning a reason therefor.

12.02 Unfunded Plan.

The Plan, insofar as it provides for grants, shall be unfunded, and the Company shall not be required to segregate any assets that may at any time be represented by grants under this Plan. Any liability of the Company to any person with respect to any grant under this Plan shall be based solely upon any contractual obligations that may be created pursuant to this Plan. No such obligation of the Company shall be deemed to be secured by any pledge of, or other encumbrance on, any property of the Company.

12.03 Rules of Construction.

Headings are given to the articles and sections of this Plan solely as a convenience to facilitate reference. The reference to any statute, regulation, or other provision of law shall be construed to refer to any amendment to or successor of such provision of law.

ARTICLE XIII

AMENDMENT

The Board may amend or terminate this Plan from time to time; provided, however, that no amendment may become effective until shareholder approval is obtained if the amendment (i) increases the aggregate number of shares of Common Stock that may be issued under the Plan (other than an adjustment pursuant to Article X), (ii) changes the class of individuals eligible to become Participants, (iii) expands the types of awards available under the Plan, (iv) materially extends the term of the Plan, (v) materially changes the method of determining the exercise price of an Option, (vi) deletes or limits any provisions regarding repricing of Options, or (vii) otherwise is considered a “material revision” pursuant to Securities and Exchange Commission Release No. 34-48108. No amendment shall, without a Participant’s consent, adversely affect any rights of such Participant under any Option or Deferred Stock Unit outstanding at the time such amendment is made. Notwithstanding the preceding, the Board may amend or modify the Plan to the extent necessary to cause the Plan to comply with the requirements of Sections 409A(a)(2), (3) and (4) of the Internal Revenue Code of 1986 (as amended by the American Jobs Creation Act of 2004) and any rules or regulations issued thereunder by the United States Department of the Treasury.

ARTICLE XIV

DURATION OF PLAN

No Option or Deferred Stock Unit may be granted under this Plan after the Award Date in 2008. Options and Deferred Stock Units granted before that date shall remain valid in accordance with their terms.

ARTICLE XV

EFFECTIVE DATE OF AMENDED AND RESTATED PLAN

Options and Deferred Stock Units may be granted under this amended and restated Plan upon its adoption by the Board, provided that no grant of Deferred Stock Units shall be effective or exercisable unless this Plan is approved by a majority of the votes cast by the Company’s shareholders, voting either in person or by proxy, at a duly held shareholders’ meeting at which a quorum is present.